                           SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO. __)


Filed by the Registrant                     /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:
/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            KUALA HEALTHCARE, INC.
   ------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


   ------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

                            KUALA HEALTHCARE, INC.

                               910 SYLVAN AVENUE
                      ENGLEWOOD CLIFFS, NEW JERSEY 07632

                          ---------------------------


                   Notice of Annual Meeting of Stockholders

                                 April 5, 1999

                          ---------------------------



To the Stockholders of KUALA HEALTHCARE, INC.

                  Notice is hereby given that the Annual Meeting of Stockholders of Kuala Healthcare, Inc., will be held at the HILTON FORT LEE Hotel, 2117 Route 4 East, Fort Lee, New Jersey on April 5, 1999 at 11 A.M., for the following purposes:

                  1. To elect six directors for the ensuing year.

                  2. To transact such other business as may properly come before the meeting.

                  Only stockholders of record at the close of business on February 5, 1999 will be entitled to notice of or to vote at the meeting or any adjournments of the meeting. The Company's transfer books will not be closed.

                  IF YOU DO NOT INTEND TO BE PRESENT IN PERSON AT THE MEETING, PLEASE SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY. IF YOU ATTEND THE MEETING AND VOTE IN PERSON, THE PROXY WILL NOT BE USED.

                                            By Order of the Board of Directors

                                                              ISRAEL INGBERMAN
                                                                     Secretary

March 5, 1999

                                PROXY STATEMENT

                          ---------------------------


                            KUALA HEALTHCARE, INC.

         The accompanying Proxy is solicited by the Board of Directors of Kuala Healthcare, Inc. (the "Company"). All shares represented by proxies will be voted in the manner designated. If no designation is made on a proxy, it will be voted for the election of the six directors named below. This Proxy Statement and the accompanying form of Proxy are being mailed to the Company's stockholders on or about March 5, 1999.

                                  REVOCATION

         Execution and delivery of the enclosed proxy will not affect the right of any person to attend the meeting and vote in person. Any stockholder who gives a proxy has the power to revoke it at any time before it is voted by delivery of a written instrument of revocation or a duly executed proxy bearing a later date to the Secretary of the Company, 910 Sylvan Avenue, Englewood Cliffs, New Jersey 07632, or at the meeting. The presence of a stockholder at the meeting will not operate to revoke a proxy, but the casting of a ballot by a stockholder who is present at the meeting will revoke a proxy as to the matter on which the ballot is cast.

                             SOLICITATION EXPENSES

         The Company will bear the cost of soliciting proxies. Proxies are being solicited by mail and, in addition, directors, officers and employees of the Company may solicit proxies personally or by telephone or telegraph. The Company will reimburse custodians, brokerage houses, nominees and other fiduciaries for the cost of sending proxy material to their principals.

                               VOTING SECURITIES

         Only stockholders of record at the close of business on February 5, 1999 will be entitled to vote at the meeting. The outstanding voting securities of the Company on that date were 3,409,730 shares of Common Stock. Each of the outstanding shares is entitled to one vote. Jack Rosen, Joseph Rosen and Israel Ingberman, who together own approximately 27% of the Common Stock (including stock held by their spouses as custodians for their children and by their children), intend to vote for the election to the Board of Directors of all the nominees named in the section of this Proxy Statement captioned "Election of Directors".

                            PRINCIPAL STOCKHOLDERS

         The following table contains information concerning the ownership of the Company's voting securities on February 5, 1999 by the only persons who owned of record or, insofar as the Company is aware, owned beneficially more than 5% of any class of the Company's voting securities:



-----------------------------------------------------------------------------------------------------------------------
                                                                      Amount and Nature
                                    Name and Address                           of
   Title of Class                 Of Beneficial Owner                 Beneficial Ownership         Percent of Class
---------------------  ------------------------------------------  --------------------------- ------------------------
Common Stock           Jack Rosen                                     573,398 shares (a)(b)               16.8%
                       910 Sylvan Avenue
                       Englewood Cliffs, NJ  07632

Common Stock           Colonial Management Associates, Inc.                  176,666 shares                5.2%
                       1 Financial Center
                       Boston, MA  02111

Common Stock           U.S. Management, Inc.                                 180,392 shares                5.3%
                       129 South 8th Street
                       Brooklyn, NY  11211

Common Stock           Private Opportunity Partners, II Ltd.                 258,333 shares                7.6%
                       201 South Biscayne Blvd., Suite 2950
                       Miami, FL  33131

Common Stock           Israel Ingberman                               290,122 shares (b)(c)                8.5%
                       910 Sylvan Avenue
                       Englewood Cliffs, NJ  07036

Common Stock           Joseph Rosen                                   310,941 shares (b)(c)                9.1%
                       910 Sylvan Avenue
                       Englewood Cliffs, NJ  07632

--------------------

(a) Includes shares of Common Stock issuable on exercise of outstanding stock options as follows: Mr. Rosen 266,666 shares.

(b) Includes shares of common stock held by children as follows: Jack Rosen, 48,166 shares, Joseph Rosen, 3,250 shares, and Israel Ingberman, 13,888 shares. (c) Includes 75,943 shares of Common Stock held as Custodian for children as follows: Joseph Rosen, 48,166 shares, and Israel Ingberman, 27,777 shares.

(c) Includes 75,943 shares of Common Stock held as Custodian for children as follows: Joseph Rosen, 48,166 shares, and Israel Ingberman, 27,777 shares.

         On February 5, 1999, Cede & Co. owned of record 2,243,147 shares of the Company's Common Stock, constituting 65.8% of the outstanding Common Stock. The Company understands those shares were held beneficially for various brokerage houses, some of whom may in turn have been holding shares beneficially for customers.

         As of February 5, 1999, the Company's directors, its Chief Executive Officer, its other executive officers whose cash compensation exceeded $100,000 during the fiscal year ending June 30, 1998, and all its officers and directors as a group, beneficially owned the following numbers of shares of voting securities of the Company:


                                                                      Amount and Nature
                                                                              of
    Title of Class               Name of Beneficial Owner              Beneficial Ownership         Percent of Class
----------------------- ------------------------------------------  --------------------------- ------------------------
   Common Stock             Jack Rosen                                 573,398 shares (a)(b)              16.8%

   Common Stock             Carl D. Glickman                            36,000 shares (a)                  1.1%

   Common Stock             Israel Ingberman                           290,122 shares (b)(c)               8.5%

   Common Stock             Joseph Rosen                               310,941 shares (b)(c)               9.1%

   Common Stock             Bruce Slovin                                45,333 shares (a)                  1.3%

   Common Stock             Joseph M. Giglio                            48,851 shares (a)                  1.4%

   Common Stock             All directors and                        1,304,645 shares (a)                 38.2%
                             executive officers
                             as a group (6 persons)
--------------------

(a) Includes shares of Common Stock issuable on exercise of outstanding stock options as follows: Mr. Rosen 266,666 shares; Mr. Giglio, 38,333 shares; Mr. Glickman, 35,000 shares; Mr. Slovin, 38,333 shares; all directors and executive officers as a group, 384,998 shares.

(b) Includes shares of common stock held by children as follows: Jack Rosen, 48,116 shares and Joseph Rosen, 3,250 shares and Israel Ingberman, 13,888 shares.

(c) Includes shares of Common Stock held as Custodian for children, as follows: Joseph Rosen, 48,166 shares, and Israel Ingberman 27,777 shares.

                             ELECTION OF DIRECTORS

Nominees for Election

         It is the intention of the people named in the accompanying proxy to vote for the following people as directors of the Company (except as otherwise directed in proxies which are submitted), to hold office until the next annual meeting of stockholders and until their successors are elected and qualify:

                                                                     Served on
                                                                    the Board of
                                                                      Directors
 Name                                     Age                          Since
 ----                                     ---                       ------------

Jack Rosen.............................    52............................1981
Joseph Rosen...........................    47............................1981
Israel Ingberman.......................    52............................1981
Joseph Giglio..........................    57............................1981
Bruce Slovin...........................    62............................1988
Carl D. Glickman.......................    72............................1989

         Jack Rosen has served as the Chief Executive Officer (the President or Chairman of the Board) and as a Director of the Company since its incorporation in 1981 and of its subsidiaries from their respective dates of incorporation, the first of which was in 1976. Mr. Rosen is also the President and a Director of CompreMedx Corporation ("CompreMedx"), an 89.1%-owned subsidiary of the Company, and the Chairman of the Board of Directors and Chief Executive Officer of Infu-Tech, Inc. ("Infu-Tech"), a 58% owned subsidiary of the Company. He is actively engaged, together with Joseph Rosen and Israel Ingberman, who are officers and directors, and along with Jack Rosen, are the three principal stockholders of the Company (the "Principal Stockholders"), in a variety of enterprises, including real estate development and hotel ownership (the "Rosen-Ingberman Enterprises"). Jack Rosen is the brother of Joseph Rosen.

         Joseph Rosen has served as a Vice President and as a Director of the Company since its incorporation in 1981 and as a director and officer of all its subsidiaries (including CompreMedx and Infu-Tech) from their respective dates of incorporation. He is actively engaged, together with the other Principal Stockholders, in the Rosen-Ingberman Enterprises. He is the brother of Jack Rosen.

         Israel Ingberman has served as Secretary, Treasurer and as a Director of the Company since its incorporation in 1981 and as a director and officer of all its subsidiaries (including CompreMedx and Infu-Tech) from their respective dates of incorporation. He is actively engaged, together with the other Principal Stockholders, in the Rosen-Ingberman Enterprises.

         Joseph M. Giglio has been a director of the Company since January
1983 and is also a Director of Infu-Tech. Since December 1993, he has been serving as the Chairman of Apogee Research, Inc., an infrastructure consulting firm. From December 1993 until August 1994, he was the Senior Advisor to the First Southwest Company. From April 1992 to November 1993, he was an Executive Vice President of Smith Barney & Co. And from June 1991 to April 1992, he was a Managing Director of that firm. From

January 1990 to June 1991, he was the President of Chase Municipal Securities, Inc., an affiliate of The Chase Manhattan Bank, N.A. From August 1988 through December 1989, Mr. Giglio was a Senior Vice President at Chase Securities, Inc. in the Municipal Finance Division. For more than five years prior to joining Chase, Mr. Giglio was the Senior Managing Director of the Public Finance Department at Bear Stearns & Co., Inc. Mr. Giglio served as Chairman of the National Council on Public Works Improvement, which released its final report, "Fragile Foundation," in February 1988. Mr. Giglio chaired the U.S. Senate Budget Committee's Private Sector Advisory Panel on Infrastructure Financing. He serves on the board of directors of The Hudson Institute. Mr. Giglio has served as an Associate Professor of Finance at New York University. He is a graduate of Rutgers University, and holds a Master of Public Administration degree from New York University and a Master's degree in Business from Columbia University.

         Carl D. Glickman has been a director of the Company since August 1989 and is also a Director of Infu-Tech. Since 1953, he has been the president of The Glickman Organization, a real estate ownership and management company. In addition, Mr. Glickman is a director of Bear Stearns Companies, Inc.
(an investment banking company), Jerusalem Economic Corporation (an Israeli real estate company), Alliance Tyre and Rubber Co. (an Israeli tire manufacturer), Lexington Corporate Properties, Inc. (a real estate investment trust), and Office Max, Inc. (an office supply retailer).

         Bruce Slovin has been a Director of the Company since June 1988 and is also a Director of Infu-Tech. Mr. Slovin is a graduate of Harvard Law School and Cornell University. Since 1980, he has been president and a director of MacAndrews & Forbes Group, Inc., an industrial holding company. Since 1985, he has been president and a director of Revlon Group Incorporated, a consumer products holding company. In addition, Mr. Slovin is a director of Andrews Group Incorporated (industrial holding company), M&F Worldwide Corp., (producer of licorice extract and other flavoring agents) and Cantel Industries, Inc. (distributor of medical equipment).

Vote Required

         The election of a director requires a plurality of the votes cast for the position on the Board of Directors. Because no minimum vote is required, shares which are present at the meeting but are not voted (whether due to abstentions or otherwise) will not directly affect the outcome of the election.

                            EXECUTIVE COMPENSATION

         The following table sets forth the compensation received during each of the years ended June 30, 1998, 1997 and 1996, by the Company's chief executive officer and its other executive officers whose annual salary and bonus during fiscal 1998 totaled more than $100,000:


                          SUMMARY COMPENSATION TABLE

                                                   Annual Compensation                    Long-Term Compensation
                                            ----------------------------------     -----------------------------------
                                                                                           Awards              Payouts
                                                                                   -----------------------------------
                                                                        Other
                                                                        Annual     Restricted                              All Other
                                                                        Compen-       Stock       Options/      LTIP        Compen-
    Name and Principal                      Salary         Bonus        sation      Award(s)        SARs       Payouts      sation
         Position                  Year      ($)            ($)           ($)          ($)          (#)          ($)          ($)
    ------------------             ----     ------         -----        -------    ----------     --------     -------     ---------
Jack Rosen, Chairman,              1998    400,000*       792,000* (1)
  President and Chief              1997    368,000*       150,000*                                100,000
  Executive Officer                1996    300,000*         None         None         None          None        None         None

Israel Ingberman, Treasurer,       1998    150,000                                                 3,333
 Secretary and President of        1998    150,000         None         None          None          None        None         None
 TNS Nursing Homes, Inc.           1996    150,000

*      Includes compensation paid by Infu-Tech
(1)    As of March 5, 1999, only $25,000 of this bonus had been paid.

Directors' Fees

         Since 1993, the directors have waived directors' fees (which, prior to 1993, had been paid to directors who were not employees at the rate of $10,000 plus $500 for each directors' meeting attended). Since 1994 Directors have received options in consideration of their waiver of directors fees. In January 1998 the Board of Directors approved the annual grant of options to purchase 10,000 shares of the Company's common stock to each of the independent directors.

Option Plans

         The following table sets forth certain information with regard to options granted during the year ended June 30, 1998 to the Company's Chief Executive Officer and its other executive officers whose salary and bonus from the Company during fiscal 1998 totalled more than $100,000:


                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                                     Potential Realizable Value
                                                                                                       at Assumed Annual Rates
                                                                                                     of Stock Price Appreciation
                                        Individual Grants                                                  For Option Term
--------------------------------------------------------------------------------------------------   --------------------------
                               Number of    Percent of Total
                              Securities      Options/SARs
                              underlying       Granted to
                              option/SARs     Employees in     Exercise or Base
             Name             Granted (#)     Fiscal Year(%)     Price($/Sh)      Expiration Date        5% ($)         10% ($)
             ----             -----------     --------------   ----------------   ---------------        ------         -------
Jack Rosen                     100,000            44                5.82               1/26/03          160,800        355,300

Israel Ingberman               3,333(1)           1.5               7.98              01/15/08           16,700         42,400

       The following table sets forth certain information with regard to exercises of options and SARs during year end June 30, 1998 and options held at June 30, 1998.


              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                                Number of Securities        Value of Unexercised
                                                               Underlying Unexercised           in-the-Money
                                                                    Options/SARs                Options/SARs
                                                                 at Fiscal Year-End*         at Fiscal Year End
                                                                         (#)                        ($)**
                              Shares             Value           -------------------         -------------------
                            Acquired on         Realized           Exercisable(E)/             Exercisable(E)/
          Name              Exercise (#)          ($)             Unexercisable(U)            Unexercisable(U)
          ----              ------------        --------          ----------------            ----------------
  Jack Rosen                    --                --                    166,667(E)(1)               $750,000(E)
                                                                        100,000(U)                   168,000(U)
  Israel Ingberman              --                --                          0(E)                         0(E)
                                                                           3,333U)                         0(U)

*   The Corporation has not granted any SARs.
** Based upon the amount by which the high bid price of the Company's common Stock on June 30, 1998 ($7.00 per share) exceeded the exercise price of the options.

(1) Adjusted to give effect to a 1-3 reverse stock split in January, 1998.


Compensation Committee Interlocks and Insider Participation in Compensation Decisions

         Transactions between the Company and members of its Board of Directors during fiscal 1998 were as follows:

         In 1990 a dispute over management fees between the Company and three nursing homes partially owned by the Principal Stockholders was resolved by the nursing homes' agreeing to pay a total of $1,940,000. Payments, with interest, were made over the following years. In June 1997, most of the remaining balance was paid with a $300,000 credit, which arose because the purchase price obtained by the Company for the sale of one of its properties was enhanced by $300,000 due to a simultaneous sale of a property owned by the Principal Stockholders to the same buyer. The remaining balance was paid prior to June 1998.

         At June 30, 1998, there remains a balance due to the Company of $246,000 from two entities owned by the Principal Stockholders for prior services rendered and from loans to the entities from various corporations which now are subsidiaries of the Company, but which were not owned by the Company when the loans were made.

         During fiscal 1998, the Company (including its Infu-Tech subsidiary) was charged $31,000 by a corporation owned by Jack Rosen for use of an airplane owned by that corporation. The Company believes the rates it was charged for use of that airplane were lower than those which would have been available from an independent charter company for use of a similar airplane.

         During fiscal 1998, Carl Glickman, a director of the Company and Infu-Tech, was paid $54,000 by the Company for financial consulting fees.

                     REPORT OF THE COMPENSATION COMMITTEE

         During the year ended June 30, 1998, the Company's Compensation Committee reviewed and approved the compensation of the Chairman of the Board. Compensation of the Company's senior executive officers, other than its Chairman of the Board, was set by the Chairman of the Board.

         Stock options have been granted by a committee of the Company's Board of Directors, of which the Chief Executive Officer is not a member. During January 1998, the Chief Executive Officer was granted an option to purchase 100,000 shares (adjusted for a one-for-three reverse stock split) of common stock of the Company. During February 1998, the Compensation Committee approved the grant of stock options to Joseph Rosen and Israel Ingberman to purchase 3,333 common shares each (adjusted for the one-for-three reverse split of its common stock). A total of 118,300 stock options were granted in 1998 to persons other than the Chief Executive Officer. These options were granted to provide the employees to whom they were granted with incentives related to the performance of the Company's stock.

         In October 1996, the Chief Executive Officer's employment agreement was renegotiated and extended to July 31, 2000 (in August 1995, it had been renegotiated and extended to July 1998). The salary was set at $400,000 (including compensation paid by Infu-Tech). The agreement includes a bonus provision (negotiated in 1995) based upon (a) 2% of the Company's net income and (b) 2% of the amount of any increase over 300% in the total value of the Company's stock over a May 1995 base (with the number of shares used in the computation fixed at the number of shares which were outstanding in May 1995 regardless of how many shares are actually outstanding). In June 1998, the Chief Executive Officer became entitled to a bonus of $684,100, of which $25,000 has been paid. He also became entitled to a bonus of $108,000 from the Company's Infu-Tech subsidiary under a similar program. The renegotiation and extension of the employment agreement, as well as the bonus, were proposed by the non-employee directors of the Company in recognition of the Company's performance as of the year-ended June 30, 1996.

         In January 1994, the Chief Executive Officer was granted a seven-year option to purchase 500,000 shares of the Company's Common Stock for $1 per share. This option was proposed by the non-employee directors of the Company in recognition that a 1993 financial restructuring of the Company, which included the issuance of common and preferred stock in exchange for debt, had substantially reduced the percentage of the Company's stock owned by the Chief Executive Officer. These directors felt that, in view of the substantial effort that restructuring required, and the substantial benefit to the Company from the restructuring, it would be appropriate to give the Chief Executive Officer an option which, if exercised, would restore the Chief Executive Officer's stock ownership to approximately the same percentage of the outstanding Common Stock that he owned before the restructuring (approximately 16%).

         During 1992, in anticipation of a public offering of stock of Infu-Tech, Inc. which reduced the Company's ownership of Infu-Tech from 100% to 58%, it was decided that Infu-Tech would pay the Chief Executive Officer $100,000 per year for acting as chief Executive Officer of Infu- Tech, and that his salary from the Company would be reduced by that amount. This allocation of the Chief Executive Officer's salary between the Company and Infu-Tech was approved by the Board of Directors of Infu-Tech, which at the time consisted of the Chief Executive Officer of the Company and the other two Principal Stockholders (one of whom is the Chief Executive Officer's brother). At the time the Board of Directors of the Company voted to approve the public offering of Infu-Tech stock, it was aware that the Chief Executive Officer's total compensation from the Company and Infu-Tech would remain at $300,000 per year, with $200,000 paid by the Company and $100,000 paid by Infu-Tech. Although the Board of Directors of the Company was not asked to take action with regard to this arrangement, it did not object to it.

                                                     CARL GLICKMAN
                                                     BRUCE SLOVIN
                                                     JOSEPH GIGLIO

               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
     Among Kuala Health Care, Dow Jones Equity Market Index and Dow Jones
                          HealthCare Providers Index


[chart]

                                6/30/93 6/30/94 6/30/95 6/28/96 6/30/97 6/30/98
                                ------- ------- ------- ------- ------- -------
Kuala Health Care                100      89      89     181     256     222
Dow Jones Equity Market Index    100     101     127     160     214     280
Dow Jones Health Care Providers  100     146     155     206     253     219

The Health Providers Index is made up of companies who are operators of hospitals, nursing and convalescent homes, long-term care facilities and in-home health services.

                         BOARD MEETINGS AND COMMITTEES

         The Company's Board of Directors met six times during the year-ended June 30, 1998. All the directors attended at least 75% of the meetings of the Board and of the committees on which they served, except Mr. Giglio, who attended three Board meetings, and Mr. Ingberman, who attended four Board meetings. The Company has an Audit Committee consisting of Joseph Giglio, Carl
D. Glickman and Bruce Slovin. The principal functions of this Committee are reviewing arrangements for and scope of the engagement of the Company's independent auditors and reviewing with those auditors any concerns they may have about the Company's financial reporting or internal controls. The Audit Committee met twice during calendar year 1998. The Company has a Compensation Committee consisting of Joseph Giglio, Carl D. Glickman and Bruce Slovin. The principal functions of this committee are to review and approve the compensation of the Chief Executive Officer and review the compensation of the other officers of the Company. The Compensation Committee met two times during 1998. There also is a subcommittee of the Board of Directors which considers and grants stock options, consisting of Jack Rosen, Joseph Rosen and Israel Ingberman. The subcommittee informally met several times in fiscal 1998. No formal meetings were held by the subcommittee. All members of the subcommittee attended all the informal meetings.

                               FILING OF REPORTS

         To the best of the Company's knowledge, no director, officer, or beneficial owner of more than 10% of the Company's stock failed to file on a timely basis reports required by Section 16(a) of the Securities and Exchange Act of 1934, as amended, during the year ended June 30, 1998.

                            INDEPENDENT ACCOUNTANTS

         KPMG Peat Marwick audited the accounts of the Company for the year ended June 30, 1998. The Company has not yet determined who will audit its accounts for the year ending June 30, 1999.

         A representative of KPMG Peat Marwick is expected to be present at the stockholders meeting, will be given an opportunity to make a statement if so desired and will be available to respond to appropriate questions.

                                 OTHER MATTERS

         The management knows of no matters other than the ones described above which will be presented for action at the meeting. If any other matters properly come before the meeting, or any adjournments, the people voting the management proxies will vote them in accordance with their best judgement.

               STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

         Stockholder proposals intended to be presented at the 1999 Annual Meeting must be received not later than November 5, 1999. Proposals should be addressed to the Secretary of the Company, 910 Sylvan Avenue, Englewood Cliffs,

New Jersey 07632 and should be sent Certified Mail-Return Receipt Requested.

                                             By order of the Board of Directors

                                                               ISRAEL INGBERMAN

                                                                      Secretary